UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

Filed by the Registrant ☒   Filed by a Party Other Than the Registrant ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to sec. 240.14a-11(c) of sec. 240.14a-12

DWS BLUE CHIP FUND

DWS EQUITY TRUST

DWS TECHNOLOGY FUND

(Names of Registrants as Specified in their Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrants)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total Fee Paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Q&A

To date, we have not received your vote on the proposal that will be addressed at the Special Meeting of Shareholders of the DWS Funds which has been adjourned to Friday, August 15, 2008 at 3:00 p.m. (Eastern Time). The following is a re-print of an overview of the outstanding proposal included in your Fund’s proxy statement which was mailed to you earlier. The following should be read in conjunction with your Fund’s proxy statement.

Your vote is important to your Fund. Thank you for your participation in this important matter.

PROPOSAL TO APPROVE THE AMENDED AND RESTATED CHARTER DOCUMENT

(DWS Alternative Asset Allocation Plus Fund, DWS Blue Chip Fund, DWS Core Plus Allocation Fund,

DWS Disciplined Long/Short Growth Fund, DWS Disciplined Long/Short Value Fund, DWS Disciplined

Market Neutral Fund and DWS Technology Fund)

Q.	Why am I being asked to vote on this proposal?

A.	DIMA is seeking to amend your Fund’s current Charter Document. Under applicable state law, the proposed amendments require shareholder approval.

Q.	What is a Charter Document?

A.	A Charter Document is the constitutional document that governs the corporate actions of a fund. A Charter Document sets forth, among other things, details regarding the organization of the fund, shareholder rights, powers of the board of a fund and the characteristics of fund shares. Shareholders will be asked to vote to approve an amended and restated declaration of trust.

Q.	Why did my Fund’s Board recommend this Proposal?

A.	The Funds’ Board believes that it is in the best interests of the Funds to use the opportunity presented by this shareholder meeting to modernize the Funds’ current Charter Documents and to make them as uniform as possible across all of the trusts and the corporations that the proposed consolidated Board would oversee. It is anticipated that the overall effect of these changes will be to make the administration of the Funds more efficient and to provide more flexibility for the operations of the Funds, within the limits of applicable law.

Q.	What effect would the adoption of an amended and restated Charter Document have on my Fund?

A.	A description of the primary differences between your Fund’s current Charter Document and its amended and restated Charter Document is set forth in Proposal IV of the Proxy Statement. Adoption of an amended and restated Charter Document will not alter in any way the Board Members’ existing duties of care and loyalty, nor will your Funds’ current investments and investment policies change by virtue of the adoption of an amended and restated Charter Document.

Q&A continued

GENERAL

Q.	How can I vote?

A.	You can vote in any one of four ways:

(1) Via the Internet, by going to the website listed on your proxy card;

(2) By telephone, with a toll-free call to the number listed on your proxy card;

(3) By mail, by sending the enclosed proxy card, signed and dated, to us in the enclosed envelope; or

(4) In person, by attending the special meeting.

We encourage you to vote over the Internet or by telephone, following the instructions that appear on your proxy card. Whichever method you choose, please take the time to read the full text of the Proxy Statement before you vote.

Q.	Whom should I call for additional information about the attached proxy statement?

A.	Please call D.F. King & Co., your fund’s proxy solicitor, at 1-800-714-3305.

YOUR VOTE IS IMPORTANT.

The Special Meeting of Shareholders of the DWS Funds has been adjourned to Friday, August 15, 2008, at 3:00 p.m. (Eastern Time).

We have not yet received your vote relating to the proposals that will be addressed at this Special Meeting. Voting now will help ensure that we receive enough votes to hold the Special Meeting as scheduled, and help save your Fund the cost of additional mailings and calls to shareholders.

PLEASE VOTE NOW

Voting is easy and only takes a few minutes.

Choose one of the following methods:

•	Log on to the website noted on your proxy card, enter your control number printed on the card, and vote by following the on-screen prompts.

•	Call the phone number on the proxy card, enter the control number printed on the card and follow the touchtone prompts.

•	Mail in your signed proxy card in the envelope provided.

If you have questions regarding the proposals or voting process, or need additional copies of the materials, call your Fund’s proxy solicitor, D.F. King & Co., Inc. toll-free at (800) 714-3305.

The solicitor may call you if we do not receive your vote.

Thank you for your participation in this important matter.